Exhibit 99.1

METHODE ACQUIRES GRAKON

Chicago, IL – September 12, 2018 – Methode Electronics, Inc. (NYSE:MEI) (“Methode” or “the Company”), a global developer of custom engineered and application-specific products and solutions, announced that it has completed the acquisition of Grakon Parent, Inc. (“Grakon”), previously announced on August 20, 2018. Grakon is a global leader in the design, development and manufacture of advanced lighting systems, controls and components for premier OEM manufacturers in the heavy truck, bus, rail, electric vehicle and power sports markets. Methode funded the total consideration of $420 million with a combination of cash on hand and proceeds from the Company’s amended credit facility. Excluding pre-tax costs related to the transaction and inclusive of estimated amortization and interest expense, Methode expects the acquisition to be accretive to earnings in its current fiscal year ending April 27, 2019.

Methode’s President and Chief Executive Officer, Donald W. Duda, said, “Grakon’s manufacturing capabilities and products will foster additional innovation within our companies, driving incremental revenue, EPS and cash flow growth and providing strong returns for our shareholders. I am delighted to officially welcome the employees of Grakon to Methode and look forward to the growth we can achieve as one company.”

Grakon has delivered interior lighting expertise, as well as exterior lighting systems that enhance vehicle styling, improve safety and eliminate equipment downtime to the commercial vehicle industry for over 40 years. As a preferred supplier among its OEM customers in Asia, Australia, Europe, and the Americas, Grakon’s top 10 commercial vehicle customers have an average tenure of over 19 years. With three facilities in North America, two in Europe and two in Asia, Grakon has over 1,200 employees, including over 100 engineers.

Foros acted as financial advisor to Methode. Wachtell, Lipton, Rosen & Katz served as Methode’s outside legal counsel.

Baird acted as financial advisor to Grakon. Kirkland & Ellis LLP served as Grakon’s outside legal counsel.

About Methode
Methode (NYSE:MEI) is a global developer of custom engineered and application specific products and solutions with manufacturing, design and testing facilities in Belgium, Canada, China, Egypt, Germany, India, Italy, Lebanon, Malta, Mexico, Singapore, Switzerland, the United Kingdom and the United States. We design, manufacture and market devices employing electrical, electronic, wireless, safety radio remote control, sensing and optical technologies to control and convey signals through sensors, interconnections and controls. Our business is managed on a segment basis, with those segments being Automotive, Interface, Power Products and Other. Our components are in the primary end markets of the automobile, computer, information processing and networking equipment, voice and data communication systems, consumer electronics, appliances, aerospace vehicles and industrial equipment industries. Further information can be found on Methode's website www.methode.com.

Forward-Looking Statements
This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) dependence on a small number of large customers, including two large automotive customers; (2) dependence on the automotive, appliance, computer and communications industries; (3) investment in programs prior to the recognition of revenue; (4) timing, quality and cost of new program launches; (5) uncertainties surrounding the success of the Grakon acquisition; (6) ability to withstand price pressure, including pricing reductions; (7) currency fluctuations;  (8) customary risks related to conducting global operations; (9) changes in U.S. trade policy; (10) ability to successfully market and sell Dabir Surfaces; (11) dependence on our supply chain; (12) income tax rate fluctuations; (13) dependence on the availability and price of raw materials; (14) fluctuations in our gross margins; (15) ability to withstand business interruptions; (16) ability to keep pace with rapid technological changes; (17) breach of our information technology systems; (18) ability to avoid design or manufacturing defects; (19) ability to compete effectively; (20) ability to protect our intellectual property; (21) successfully benefit from acquisitions and divestitures; (22) recognition of goodwill impairment charges; (23) success of Pacific Insight and Procoplast and/or our ability to implement and profit from new applications of the acquired technology; (24) significant adjustments to expense based on the probability of meeting certain performance levels in our long-term incentive plan; and (25) costs and expenses due to regulations regarding conflict minerals.

Contacts for Methode:
Kristine Walczak
Vice President, Corporate Communications
kwalczak@methode.com

Steve Carr
Dresner Corporate Services
312-780-7211
scarr@dresnerco.com